                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                          SCRIPPS FINANCIAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/    No fee required.

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)       Title of each class of securities to which transaction applies:

               ------------------------------------------------------------

      2)       Aggregate number of securities to which transaction applies:

               ------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------------------------------------

      4)       Proposed maximum aggregate value of transaction:

               ------------------------------------------------------------

      5)       Total fee paid:

               ------------------------------------------------------------

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)       Amount Previously Paid:

               ------------------------------------------------------------

      2)       Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------

      3)       Filing Party:

               ------------------------------------------------------------
      4)       Date Filed:

               ------------------------------------------------------------

April 20, 2000

Dear Shareholder:

When the first sound movie opened, Charlie Chaplin said: "Moving pictures need sound as much as Beethoven symphonies need lyrics." Well, Mr. Chaplin was correct to have been proud of his achievements in silent films and they are rewarding to view even today. Although I wince at a lot of the language in modern movies, we all know that sound is a permanent and important aspect of films.

As a community bank, Scripps too is proud of its history of successfully relating directly with clients. As the new structure of a holding company, this skill will not be abandoned anymore than Mr. Chaplin forfeited his artistry when he began starring in sound movies. We have simply added dimensions. Some of these dimensions are technological as we add electronic capabilities, some are in specialty financial capabilities as we add new services, and some are physical as we add to our office network. All of what we have done and will do in the future is dedicated to recognition as the superior deliverer of financial services in this area.

The shareholders of Scripps Financial Corporation have been a steady source of support and your management is determined to reciprocate that support.

Sincerely,


/S/ William E. Nelson
---------------------
William E. Nelson
Chairman of the Board

                      [SCRIPPS FINANCIAL CORPORATION LOGO]

                                                                  April 20, 2000

Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Scripps Financial Corporation to be held at Al Bahr Shrine, 5440 Kearny Mesa Road, San Diego, California on May 17, 2000, at 6:00 p.m. Scripps Financial Corporation will make special provisions to accommodate persons who are handicapped or hearing-impaired at the annual meeting. Please contact Vicki Gee at Scripps Bank (858) 720-7167 if you require special assistance.

         The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. A copy of the Scripps Financial Corporation Annual Report to Shareholders is also enclosed for your information.

         After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your vote on the matters before our shareholders is important.

         At the annual meeting we will review the activities of Scripps Financial Corporation over the past year and our plans for the future. The Board of Directors and Management look forward to seeing you at the annual meeting.

         It is important that your shares be represented at the annual meeting. Accordingly, whether or not you plan to attend the annual meeting, please sign, date and mail the enclosed proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                                                     Very truly yours,

                                                     William E. Nelson
                                                     Chairman of the Board

                          SCRIPPS FINANCIAL CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 17, 2000

TO THE SHAREHOLDERS:

         Please take notice that the annual meeting of the shareholders of Scripps Financial Corporation, a California corporation (the "Company"), will be held at Al Bahr Shrine, 5440 Kearny Mesa Road, San Diego, California on Wednesday, May 17, 2000, at 6:00 p.m., for the following purposes:

         1. To elect six (6) directors to hold office until their respective successors are elected and qualified.

         2. To consider, approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public auditors for the fiscal year ending December 31, 2000.

         3. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on April 7, 2000 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

                                         By order of the Board of Directors,

                                         M. Catherine Wright
                                         SECRETARY

San Diego, California
April 20, 2000


--------------------------------------------------------------------------------
IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

--------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS.........................................1

SOLICITATION AND VOTING OF PROXIES.........................................................1

INFORMATION ABOUT SCRIPPS FINANCIAL CORPORATION............................................2

   Stock Ownership of Certain Beneficial Owners and Management.............................2

   Directors and Executive Officers........................................................3

   Meetings of the Board of Directors......................................................6

EXECUTIVE COMPENSATION AND OTHER MATTERS...................................................6

   Executive Compensation..................................................................6

   Severance and Change of Control Arrangements............................................7

   Supplemental Retirement Plan............................................................7

   President's Unfunded Deferred Compensation Agreements...................................8

   Long Term Incentive Compensation Plan...................................................8

   Employment Agreements...................................................................9

   Scripps Financial Corporation 1992 and 1995 Stock Option Plans..........................9

   Compensation of Directors...............................................................9

   Compensation Committee Interlocks and Insider Participation in Compensation Decisions..10

   Certain Relationships and Related Transactions.........................................10

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION............................11

   Section 16(a) Beneficial Ownership Reporting Compliance................................13

COMPARISON OF SHAREHOLDER RETURN..........................................................13

ELECTION OF DIRECTORS.....................................................................14

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS................................15

    Vote Required and Board of Directors' Recommendation..................................15

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING..............................16

TRANSACTION OF OTHER BUSINESS.............................................................17

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

         The accompanying proxy is solicited by the Board of Directors of Scripps Financial Corporation, a California corporation ("SFC"), for use at its annual meeting of shareholders to be held on May 17, 2000, or any adjournment or postponement, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is April 20, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

                       SOLICITATION AND VOTING OF PROXIES

         The cost of soliciting proxies will be borne by SFC. In addition to soliciting shareholders by mail through its employees, SFC will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of SFC registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. SFC may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

         On April 7, 2000, SFC had outstanding 6,917,737 shares of its Common Stock, no par value ("Common Stock"), all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each shareholder of record as of that date is entitled to one vote for each share of Common Stock held by such shareholder. SFC's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

         The shareholders have cumulative voting rights in electing directors. However, a shareholder may not cumulate his or her votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate his or her votes. If any shareholder gives such notice, all shareholders may then cumulate their votes. Management is hereby soliciting discretionary authority to cumulate votes represented by proxies if cumulative voting is invoked. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires.

         All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of SFC a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                 INFORMATION ABOUT SCRIPPS FINANCIAL CORPORATION

PRINCIPAL OFFICES

         The principal offices of SFC are located at 5787 Chesapeake Court, San Diego, California 92123.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 29, 2000 certain information with respect to the beneficial ownership of SFC's Common Stock by
(i) each shareholder known by SFC to be the beneficial owner of more than 5% of SFC's Common Stock, (ii) each director and director-nominee of SFC, (iii) the two executive officers of SFC as of December 31, 1999, the President and Chief Executive Officer and the Secretary and Chief Financial Officer of SFC (the "Named Executive Officers") and (iv) all directors and executive officers of SFC as a group.

                                                    AMOUNT AND NATURE     PERCENT OF
                                                      OF BENEFICIAL      COMMON STOCK
            NAME OF BENEFICIAL OWNER(1)                OWNERSHIP(2)      OUTSTANDING(2)
            ---------------------------             -----------------    --------------
Thomas W. Sefton Trust dtd. 12/27/82 (3)
c/o William T. Stephens, Trustee,
Kennebec Corporation
2550 Fifth Avenue
San Diego, CA 92103 ...............................       710,208           10.27%

William E. Nelson (4)..............................       578,168            8.36%

Alfred B. Salganick(4).............................       492,384            7.12%

Christopher C. Calkins(4)..........................        57,535            *

Ronald J. Carlson (5)..............................        31,200            *

Christopher S. McKellar (4)(6).....................       286,650            4.15%

William T. Stephens (4)(7).........................        16,822            *

                                      2


M. Catherine Wright (8)............................         1,852            *

Directors and executive officers as a group
 (seven persons)(9) ...............................     2,174,819             31.39%

------------------
*    Less than 1%.

(1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The address for all persons is 5787 Chesapeake Court, San Diego, CA 92123 unless otherwise noted.

(2) Calculated on the basis of 6,913,139 shares of SFC Common Stock outstanding as of February 29, 2000 except that shares of Common Stock underlying options exercisable within 60 days of February 29, 2000 are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.

(3) Based on a Schedule 13G filed by Thomas W. Sefton Trust dtd. 12/27/82 with the Securities and Exchange Commission on February 14, 2000.

(4) Includes 1,000 shares issuable upon exercise of outstanding options exercisable within 60 days of 2/29/00.

(5) Includes 9,840 shares subject to options in the Scripps Financial Corporation Stock Option Plans that may be exercised within 60 days of 2/29/00 and 4,112 shares owned as a participant in the Scripps Financial Corporation Employee Stock Ownership Plan,

(6) Does not include 32,729 shares owned by record by James A. McKellar, his father.

(7) Does not include 710,208 shares owned by record by the Thomas W. Sefton Trust, of which Mr. Stephens is the trustee. Includes 3,552 shares owned as a participant in the Scripps Financial Corporation Restated Stock Purchase plan for employees, officers and directors.

(8) Includes 1,200 shares issuable upon exercise of outstanding options exercisable within 60 days of 2/29/00.

(9) Includes shares subject to options that may be exercised within 60 days of 2/29/00.

DIRECTORS AND EXECUTIVE OFFICERS

         This section sets forth for the current directors, including the nominees to be voted upon at this meeting, and for the executive officers of SFC. Information concerning their age and background is included.


                                                                              DIRECTOR
NAME                       POSITION WITH SFC                        AGE        SINCE
----                       -----------------                        ---       ---------

                                      3


Christopher C. Calkins     Director                                  54         1999

Ronald J. Carlson          Director, President and Chief             65         1999
                           Executive Officer

Christopher S. McKellar    Director                                  50         1999

William E. Nelson          Director, Chairman of the Board           73         1999

Alfred B. Salganick        Director                                  61         1999

William T. Stephens        Director                                  61         1999

M. Catherine Wright        Secretary and Chief Financial Officer     49         N/A



CHRISTOPHER C. CALKINS is a director of SFC, Vice Chairman of the Board of Scripps, President of Carltas Management, Manager of Carltas Company, a real estate holding company, and general counsel of the Paul Ecke Ranch, a floricultural production company. He has been a director of Scripps since 1984. He is a Director of the Thomas C. Ackerman Foundation and President of the Charles H. and Anna S. Stern Foundation. Mr. Calkins is a former partner of the law firm of Gray Cary Ames & Frye (now Gray Cary Ware & Freidenrich).

RONALD J. CARLSON is President and a director of SFC. He assumed the position of President and Chief Operating Officer of Scripps Bank (in organization) on July 1, 1983, and was named President and Chief Executive Officer of Scripps Bank on December 20, 1984. Prior to joining Scripps, Mr. Carlson served as President and Chief Executive Officer of the Bank of Rancho Bernardo from 1981 to 1983, and President and Chief Operating Officer and Executive Vice President of La Jolla Bank & Trust Company from 1973 to 1980. Prior to his employment with La Jolla Bank & Trust Company, he was employed by California First Bank (now Union Bank of California) for 10 years in various assignments including Manager of the Main Office and Regional Vice President. Mr. Carlson has a B.S. degree from the University of Colorado. He is a Regent of California Lutheran University, Chairman of the Board of Directors of the Greater San Diego Division of the American Heart Association, Advisory Director of the Salvation Army, and a Trustee of the San Diego Maritime Museum.

CHRISTOPHER S. MCKELLAR was a director of Scripps from 1984 until the 1999 annual meeting of Scripps and is a director of SFC. He is Chief Executive Officer of California Traditions, Inc. Mr. McKellar has been involved in more than $1 billion of commercial, industrial and residential development in Southern California and Utah. Mr. McKellar serves as Chairman of the Board of the Medical Biology Institute. Formerly, he served on the boards of the

Scripps Memorial Hospital Foundation, Chancellor's Advisory Board of University of California, San Diego, and the Mayor's Housing Committee.

WILLIAM E. NELSON has been Chairman of the Board of Scripps since 1984 and is Chairman of the Board of SFC. He is an attorney and real estate developer. He served as President and Chief Executive Officer of Scripps Institution of Medicine and Science from 1993 to 1996. He has been the prime developer of several commercial buildings in Southern California. He has also authored books and articles on real estate finance and served as a Lecturer on finance at the University of Southern California. He currently is a Regent's Lecturer on Economics and Ethics of Health Care at University of California, San Diego. He is currently President and a Director of the San Diego Blood Bank, a Director of the San Diego Dialogue, which he also founded, and is involved with other community activities such as the San Diego Opera.

ALFRED B. SALGANICK, M.D. is on the board of SFC. He retired from his practice as a family practice physician in 1997. He received his pre-medical education in New York and completed medical school in Chicago. Dr. Salganick served in the U.S. Navy from 1965 through 1967 and then practiced medicine in Chula Vista, California from 1967 through 1997. He was a founder and Chairman of the Board of Pacific Commerce Bank ("PCB") in Chula Vista, which merged with Scripps in 1998. Immediately after the PCB merger, Dr. Salganick joined the Scripps Board. Dr. Salganick has been a member of the New York Stock Exchange since 1978.

WILLIAM T. STEPHENS is a director of SFC and President of Kennebec Financial Corporation, a company providing trustee and investment services to private trusts. Mr. Stephens served on the Scripps board of directors for three years, has been in banking for over 35 years and served on the board of directors of San Diego Trust and Saving Bank until its sale in 1994. He currently is a Director of the J.W. Sefton Foundation and serves on the Board of Directors of the San Diego County Tax Payers Association and is an active member of the San Diego Downtown Rotary Club. He has served as an officer and director for many local philanthropic organizations including having served as President and a Director of the local American Cancer Society. Mr. Stephens is a Staff Commodore of the San Diego Yacht Club and a member of the De Anza Country Club.

M. CATHERINE WRIGHT assumed the position of Senior Vice President/Chief Financial Officer/Finance & Administration Division Manager of Scripps in December 1997 and is Secretary and Chief Financial Officer of SFC. Ms. Wright has over 25 years of banking experience which include serving as Senior Vice President/Cashier at First National Bank, Vice President/Cashier at Bank of Commerce and in various capacities in the areas of lending and operations at Bank of America. She has a B.S. in Accountancy from National University, San Diego and is a graduate of Pacific Coast Banking School at the University of Washington and the ABA National School of Bank Investments and Financial Management. Ms. Wright is a member of Financial Women International.

MEETINGS OF THE BOARD OF DIRECTORS.

          During the fiscal year ended December 31, 1999, the Board of Directors of SFC held fourteen meetings. During that period the Audit Committee of SFC held one meeting. Since SFC currently has no employees, the SFC Compensation Committee did not meet in 1999. SFC has no standing nominating committee of the Board. All of the members of the SFC Board were also members of each committee of the Board during the portion of 1999 SFC was in existence. No SFC director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period.

         The functions of the Audit Committee include, recommending to the Board the retention of independent public auditors, subject to shareholder approval; reviewing and approving the planned scope, proposed fee arrangements and results of SFC's annual audit; reviewing the adequacy of accounting and financial controls; and reviewing the independence of SFC's auditors.

         The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to officers and employees of SFC that are not also executive officers of Scripps Bank . The SFC Compensation Committee did not meet in 1999 because it had no employees and both of its officers were also executive officers of Scripps Bank.

         SFC directors are nominated in meetings of the full Board. Shareholders may nominate one or more persons for election as directors at a meeting only if timely notice of such nomination(s) has been given in writing to the Secretary of SFC in accordance with SFC's bylaws. Nominations of shareholders intended to be presented at the next annual meeting of shareholders of SFC must be received by SFC at its offices at 5787 Chesapeake Court, San Diego, California 92123 no later than sixty (60) days prior to the annual meeting of shareholders and not more than ten (10) days after the date notice of such meeting is sent to shareholders pursuant to the Bylaws of SFC; provided, however, that if ten (10) days' notice of the meeting has been given to shareholders, such notice of intention to nominate must be received by the Secretary of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid to or earned by the named executive officers--the SFC President and Chief Executive Officer, and the Secretary and Chief Financial Officer--the only two officers of SFC during the fiscal year ended December 31, 1999:

                         SUMMARY COMPENSATION TABLE

                                           1999 ANNUAL COMPENSATION       LONG-TERM COMPENSATION AWARDS
                                          ---------------------------  ------------------------------------
                                                                        SECURITIES
                                                                        UNDERLYING           OTHER
NAME AND PRINCIPAL POSITION                  SALARY        BONUS           OPTIONS        COMPENSATION (1)
---------------------------------------   ------------  ------------   --------------  --------------------
Ronald J. Carlson, President and Chief
   Executive Officer....................    $230,000      $22,304           -              $219,489 (2)
M. Catherine Wright, Secretary and
   Chief Financial Officer..............      87,550        9,044           -                11,831

----------------------------------
(1) Includes taxable auto allowance or lease value, club dues, term life insurance in excess of $50,000, and the bank's contribution to the Stock Purchase Plan, the Stock Ownership Plan and the 401(k) Plan.

(2)  Includes accruals toward supplemental retirement plans.

         There were no grants of options to purchase SFC Common Stock made during the fiscal year ended December 31, 1999 to the named executive officers.

         The following table provides the specified information concerning option exercises during fiscal year 1999 and the exercisable and unexercisable options held by the named executive officers.

               OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                                      NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-MONEY
                                                         UNEXERCISED OPTIONS AT                       OPTIONS AT
                                                          DECEMBER 31, 1999 (3)                  DECEMBER 31, 1999 (2)
                                                     --------------------------------    ----------------------------------
                              SHARES
                           ACQUIRED ON      VALUE
        NAME                EXERCISE    REALIZED(1)   EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-----------------------   ------------  -----------  -------------    ---------------    -------------    -----------------
Ronald J. Carlson              6,050        $64,731        9,840           11,210           $36,348              $9,087
M. Catherine Wright                0             $0        1,200            4,800                $0                  $0

---------------------------
(1) Difference between fair market value of shares acquired and cost of shares pursuant to exercise of option.

(2) Based on the closing sale price of SFC Common Stock as of December 31, 1999 as reported by Bloomberg Financial Markets Service ($13.50).

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

SUPPLEMENTAL RETIREMENT PLAN

         Scripps Bank has entered into a Supplemental Retirement Plan (the "Retirement Plan") with Mr. Carlson. Under the Retirement Plan, if Mr. Carlson remains in the employment of Scripps Bank until he attains age 67, he will be entitled to a monthly annuity payment in the base amount of $4,167. The amount of the monthly payment will adjust annually by a three- percent increase as a cost-of-living adjustment. If Mr. Carlson terminates employment with Scripps Bank prior to age 67, he may elect early commencement of a reduced monthly payment, as determined actuarially. However, if Mr. Carlson terminates employment prior to age 67 due to total disability, he will be entitled to the full amount of the monthly annuity payment beginning on the first day of the month following such termination of service. If Mr. Carlson dies and is survived by Barbara Ann Carlson, then she will be entitled for life to monthly payments equivalent to those Mr. Carlson would have received if he were alive. Scripps Bank has established a grantor trust to which it may make contributions to help satisfy its obligations under the Retirement Plan. All assets held in the trust are subject to the claims of general creditors of Scripps Bank.

PRESIDENT'S UNFUNDED DEFERRED COMPENSATION AGREEMENTS

         Scripps Bank has entered into two Unfunded Deferred Compensation Agreements (the "Deferred Compensation Agreements") with Mr. Carlson. Under one Deferred Compensation Agreement, an annual benefit of $20,000 per year is to be paid to Mr. Carlson following the latter of the dates at which he attains age 65 or the date he separates from service with Scripps Bank. Payments are to be made each year beginning with the year in which Mr. Carlson attains age 66. The amount of this payment is adjusted on each annual anniversary date to take into effect any cost of living increases from the date in which he attains the age of
65. If Mr. Carlson dies, is impaired by a disability, or otherwise separates from service prior to attaining age 65, then he or Barbara Ann Carlson if he is deceased, receives a reduced annual benefit.

         Under the other Deferred Compensation Agreement, an annual benefit of $25,000 per year, increased by 3% as a cost of living adjustment, is to be paid to Mr. Carlson commencing upon his retirement if he remains in the employment of Scripps Bank until the earlier of October 1, 2002 or total and permanent disability. If Scripps Bank terminates Mr. Carlson's employment prior to October 1, 2002 for reasons other than cause, he is entitled to receive the retirement benefit. If Mr. Carlson's employment is terminated by Scripps Bank for cause at any time, no payments will be made under this Deferred Compensation Agreement. This Deferred Compensation Agreement includes death benefits payable to Deirdre Carlson.

         The obligations of Scripps Bank under the Deferred Compensation Agreements are unfunded. Scripps Bank accrues a liability for its obligations each year, but does not set aside a separate fund to be held in trust for Mr. Carlson's benefit.

LONG TERM INCENTIVE COMPENSATION PLAN

         Scripps Bank has entered into a Long Term Incentive Compensation Plan with Mr. Carlson. The Plan allows for awards based on the bank's attainment of certain performance related goals. The goals will be measured as of December 31, 2001. If the goals are met or exceeded, awards would be payable to Mr. Carlson as of October 1, 2002. The maximum amount payable would be 140 percent of Mr. Carlson's salary as of October 1, 2002. Mr. Carlson will have the option to receive his award in the form of cash, SFC stock, or deferred payments up to five years.

EMPLOYMENT AGREEMENTS

         Scripps Bank has entered into employment agreements ("Employment Agreements") with Mr. Ronald Carlson and Ms. M. Catherine Wright, which provide for base annual salaries that adjust annually. As of December 31, 1999, the base salaries of such employees were $230,000 and $87,550, respectively. In addition, the Employment Agreements provide for an automobile use allowance. The respective terms of the Employment Agreements expire October 2002 and June 2001.

SCRIPPS FINANCIAL CORPORATION 1992 AND 1995 STOCK OPTION PLANS

         The purpose of the SFC Stock Option Plans is to attract, retain and reward persons providing services to SFC and certain affiliated entities and to motivate such persons to contribute to the growth and profits of SFC. Options may be granted to directors and full-time salaried employees, including officers and directors who are also employees.

         As of December 31, 1999, there were outstanding stock options for the purchase of 221,249 shares of Common Stock under the Stock Option Plan originally adopted in 1995 (the "1995 Plan") with a weighted average exercise price of $12.44 per share. As of that date, there were 190,542 shares of Common Stock available for grant under the 1995 Plan. As of December 31, 1999, there were outstanding stock options for the purchase of 44,152 shares of SFC Common Stock under the Stock Option Plan originally adopted in 1992 (the "1992 Plan"), with weighted average exercise price of $5.32 per share. No shares of Common Stock remain available for grant under the 1992 Plan.

COMPENSATION OF DIRECTORS

         SFC and Scripps Bank pay fees to all non-management directors for their attendance at board meetings and committee meetings, including $750 for attendance at board meetings and $200 for attendance at all committee meetings. Because of the additional time commitment, the Chairman of SFC and Scripps Bank receives $1,500 per month for attendance at board meetings. No director has received reimbursement for travel expenses incurred in traveling to meetings. In 1999, as a group, SFC and Scripps Bank non-management directors received compensation totaling $219,350 for services in their capacity as directors. This amount does not include approximately $34,100 contributed on their behalf by SFC and Scripps Bank to the Restated Stock Purchase Plan. In addition, under the 1998 Outside
Directors Stock Option Plan, each non-employee director was granted an option to purchase 1,000 shares of Common Stock of SFC after the 1999 annual meeting and will receive an option to purchase additional 1,000 shares upon re-election. As of December 31, 1999 there were outstanding stock options under the 1998 Outside Directors Stock Option Plan for the purchase of 30,000 shares of Common Stock, with a weighted average exercise price of $17.47. As of that date, there were 70,000 shares available for grant under such plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The SFC Compensation Committee is made up of the full board of directors, including Mr. Carlson, an officer of SFC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Scripps Bank from time to time has outstanding extensions of credit to individual officers, directors, principal security holders or their associates. Extensions of credit to such persons were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate extensions of credit by Scripps Bank to directors, executive officers, principal shareholders, employees and their associates as of December 31, 1999 totaled approximately $333,194.

         SFC has entered into indemnification agreements in a form originally approved by its shareholders with each director and various executive officers containing provisions which may require it, among other things, to indemnify its officers and directors against liabilities that m may arise by reasons of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Scripps Bank and SFC intend to execute these agreements with their future directors and executive officers.

         Richard B. Huntington, a director of Scripps Bank, and his wife own shares of a corporation that is the general partner of the lessor of Scripps Bank's Point Loma branch. Together, Mr. Huntington and his wife own one-third of the real estate partnership. The ten-year lease of Scripps Bank for this office space began in 1997. Scripps Bank paid for tenant improvements, which are amortized over the lease term, and monthly rent, which increases by 4% annually; 2000 rental and premises and equipment expenses are expected to be approximately $162,000.

         In 1997 Sefton Capital Management began providing advisory services for the securities portfolio of Scripps Bank. This agreement was approved by the Scripps Bank board of directors. In 1998 an independent committee of the Scripps Bank board of directors approved the Scripps Bank trust department entering into a contract with Sefton Capital Management for the management of trust investment vehicles for which investment was not otherwise designated. The fees for these services were based upon the bank's understanding of the market rate for such services. In 1999, aggregate fees paid to Sefton Capital Management were approximately $217,000. In the first quarter of 1999, the Trust Department reviewed the services it could obtain elsewhere; it terminated the agreement with Sefton Capital Management effective May 1999. Harley K. Sefton, a director of Scripps Bank, is an officer, principal and shareholder of Sefton Capital Management. In November 1999 Sefton Capital Management merged into another company, at which time the investment portfolio advisory service was moved to Chandler Asset Management in San Diego.

         The husband of Susan Whiteley, the Senior Vice President/Services and Support Division Manager of Scripps Bank, is the Chief Operating Officer of Advanced Network, Inc. ANI provides Scripps Bank with information technology consulting, automated teller machine processing and servicing and merchant deposit processing services. The fee arrangements with ANI were based in part on competitive bids and were approved by the board of directors of Scripps Bank. Scripps Bank paid ANI an aggregate of approximately $373,000 in 1999.

         When PCB merged with and into Scripps Bank in 1998, Dr. Salganick, the former Chairman of PCB, became a director of Scripps Bank and began to receive compensation and stock options at the same level as the other outside directors of Scripps Bank. Pursuant to the terms of the merger agreement, each of the directors of PCB who was party to an ongoing deferred compensation agreement elected, effective as of the effective date of the PCB merger, to have all deferred compensation drawn and paid within ten years of the "normal retirement date" or "expiration date."

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The SFC Compensation Committee is comprised of the entire board of directors and is responsible for setting and monitoring policies governing compensation of executive officers of SFC that are not also executive officers of Scripps Bank. No individuals fell into this category in 1999; consequently the discussion below reflects the understanding of the SFC board of directors regarding the policies the Scripps Bank uses in setting executive compensation for its officers, some of whom are also officers of SFC.

         The Scripps Bank Compensation and Nomination Committee considers and sets, by recommendation to the full board, the compensation, titles, and other aspects of the powers and names of individuals acting as, or being considered for, executive officers of Scripps Bank. Further, the Scripps Bank Compensation and Nomination Committee considers and acts, by similar recommendation, the general levels of compensation for all employees by class, not individually, and it reviews and acts by recommendation, any and all bonus, incentive plans, or other special awards and payments. In its consideration of individual executive officers, weight is given to the recommendations of the Scripps Bank Chief Executive Officer, however, supporting data such as industry comparisons and individual performance outcomes are also reviewed. The industry comparisons used reflect a different group of companies than those used in the "Comparison of Shareholder Return" table set forth below.

         SFC strongly believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with those of the shareholders, and therefore makes periodic grants of stock options under the Option Plan. The size of an option grant to an executive officer has generally been determined with reference to banks of a similar size to Scripps Bank in Southern California, the responsibilities and expected future contributions of the executive officer, previous grants to that officer, as well as recruitment and retention considerations. To assist SFC in retaining and motivating key employees, option grants generally vest over five years from the date of grant. In 1999 no stock option grants were made to SFC executive officers.

         The performance standards for the CEO of Scripps Bank, who is also the CEO of SFC, are established and agreed to in writing by the Scripps Bank Compensation and Nominations Committee at the start of each year. The Chairman of the Board (who is not an officer or employee of SFC or Scripps
Bank) reviews with the CEO the objective achievements towards those agreed upon standards each quarter.

         The Scripps Bank Compensation and Nominations Committee discusses and decides upon the CEO's compensation when he is not present. The degree of difficulty of the agreed performance standards, the actual accomplishments, any special achievements, and the local industry trends are all issues bearing on the CEO's ultimate compensation. Since the CEO's age at the commencement of his employment with Scripps Bank was significantly different than the ages of other executive officers, it was clear that the standard retirement program would seriously disadvantage him. Therefore, with the concurrence of the full board (except the CEO who was not present) special supplementary retirement programs were designed by a consultant and adopted by the board.

         With respect to all compensation and benefits, the performance of SFC, objectively measured by Return on Equity, Return on Assets and other criteria approved by the Board, is a primary factor; however, subjective factors such as "shopping reports", customer comments, and growth also have weight.

         The Scripps Bank Compensation and Nominations Committee has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the SFC chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year if such compensation does not qualify for an exception under the statute or regulations. The Scripps Bank Compensation and Nominations Committee does not believe compensation for any executive officer will be likely to exceed $1,000,000 in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                                SFC COMPENSATION COMMITTEE

                                                Christopher C. Calkins

                                                Ronald J. Carlson

                                                Christopher S. McKellar

                                                William E. Nelson

                                                Alfred B. Salganick

                                                William T. Stephens

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires SFC's executive officers, directors and persons who beneficially own more than 10% of SFC's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish SFC with copies of all Section 16(a) forms filed by such person.

         Based solely on SFC's review of such forms furnished to SFC and written representations from certain reporting persons, SFC believes that all filing requirements applicable to SFC's executive officers, directors and more than 10% shareholders were complied with.

                        COMPARISON OF SHAREHOLDER RETURN

         Set forth below is a line graph comparing the cumulative total return to shareholders on the SFC's Common Stock with the cumulative total return on the American Stock Exchange Composite Index (Amex) and the S & P Banks Index for the five year period ending December 31, 1999. Since SFC was established in 1999, the data presented prior to 1999 represents the return for Scripps Bank Common Stock. (1)


--------------------------------------------------------------------------------------------------------
                      12/31/94     12/31/95       12/31/96      12/31/97      12/31/98        12/31/99
--------------------------------------------------------------------------------------------------------
SFC                 100                $125.10       $179.10       $431.70        $ 351.90       $ 281.90
--------------------------------------------------------------------------------------------------------
AMEX                100                $126.42       $134.50       $163.13        $ 165.96       $ 214.40
--------------------------------------------------------------------------------------------------------
S & P Banks         100                $158.40       $223.00       $321.00        $ 342.00       $ 298.60
--------------------------------------------------------------------------------------------------------

(1) Assumes that $100 was invested in SFC's Common Stock on December 31, 1994, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         SFC has a six member Board of Directors, all of who will serve until the 2001 annual meeting or until their successors are duly elected and qualified. The nominees for the SFC board of directors are:

                             Christopher C. Calkins
                                Ronald J. Carlson
                             Christopher S. McKellar
                                William E. Nelson
                            Alfred B. Salganick, M.D.
                               William T. Stephens

         If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although SFC knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as SFC may designate. If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected as SFC directors. Abstentions and broker non-votes have no effect on the vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

         The Board of Directors of SFC has selected PricewaterhouseCoopers LLP as independent public auditors to audit the consolidated financial statements of SFC for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has acted in such capacity for SFC since its formation and for Scripps Bank since the inception of Scripps Bank in 1983. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The selection of PricewaterhouseCoopers LLP as independent public auditors will be approved if ratified by the affirmative vote of a majority of shares represented and voting at the meeting, provided a quorum is present. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS SFC'S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of SFC must be received by SFC at its offices at 5787 Chesapeake Court San Diego, California 92123, no later than December 22, 2000 and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in SFC's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2000 annual meeting of shareholders of SFC other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                           By Order of the Board of Directors



                                           M. Catherine Wright
                                           SECRETARY

April 20, 2000

                          SCRIPPS FINANCIAL CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 17, 2000

                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints William E. Nelson, Christopher C. Calkins and Alfred B. Salganik, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Scripps Financial Corporation, a California corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Al Bahr Shrine, 5440 Kearny Mesa Road, San Diego, May 17, 2000, at 6:00 p.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 20, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

         THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                      --------------------------
                                                             SEE REVERSE
                                                               SIDE
                                                      --------------------------

         Please mark
   /X/   votes as in
         this example

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

         A vote FOR the following proposals is recommended by the Board of
Directors:

         4. To elect the following six (6) persons as directors to hold office until their respective successors are elected and qualified:

               [  ]     FOR all nominees          [  ]     WITHHOLD AUTHORITY
                        listed below (except               to vote for all
                        as marked to the                   nominees listed
                        contrary below.)                   below.

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                             Christopher C. Calkins
                                Ronald J. Carlson
                             Christopher S. McKellar
                                William E. Nelson
                            Alfred B. Salganick, M.D.
                               William T. Stephens

         5. To consider, approve and ratify the appointment of PricewaterhouseCoopers LLP as independent public auditors for the Company for the fiscal year ending December 31, 2000.

              / /   FOR          / /   AGAINST             / /  ABSTAIN

                                                              MARK HERE
                                                               IF YOU
                                MARK HERE FOR                 PLAN TO
                                   ADDRESS                     ATTEND
                                 CHANGE AND                     THE
                                NOTE AT LEFT     / /         MEETING      / /

PLEASE SIGN HERE.  If shares of stock
are held jointly, both or all of such
persons should sign.  Corporate or
partnership proxies should be signed
in full corporate or partnership name
by an authorized person.  Persons
signing in a fiduciary capacity should
indicate their full titles in such
capacity.

Signature:                       Date:
          --------------------         ---------


Signature:                       Date:
          --------------------         ---------